EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 21, 1999, in Amendment No. 3 to the Registration Statement (Form S-11 No. 333-77055) and related Prospectus of Apple Suites, Inc. for the registration of 30,166,666.67 shares of its common stock.


                                          /s/ Ernst & Young LLP

Richmond, Virginia


July 26, 1999